EXHIBIT 10.28
EXECUTION COPY

AMENDED AND RESTATED AGREEMENT

AUGUST 23, 2007

RMB186,000,000

CREDIT FACILITY

for

PHOTRONICS IMAGING TECHNOLOGIES (SHANGHAI) CO., LTD

with

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH,
as Administrative Agent

ALLEN & OVERY

Allen & Overy LLP

ii

THIS AGREEMENT is dated August 23, 2007

BETWEEN:

(1)	PHOTRONICS IMAGING TECHNOLOGIES (SHANGHAI) CO., LTD (the Company); and

(2)	THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 as lenders; and

(3)	JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH as Administrative Agent (in this capacity the Administrative Agent).

BACKGROUND:

(A)	A revolving credit and term loan facility (the 2005 Facility) was established in favour of the Company pursuant to the terms of the Agreement dated 10 October 2005 (as amended and modified through the date of this Agreement, the 2005 Loan Agreement) between the Company, as borrower, and JPMorgan Chase Bank, N.A., Shanghai Branch, as lender.

(B)	On August 6, 2007, “JPMorgan Chase Bank (China) Company Limited, Shanghai Branch” was incorporated pursuant to the People’s Republic of China Regulations on Administration of Foreign Funded Banks (State Council Decree No. 478), and in connection therewith the interests of JPMorgan Chase Bank, N.A., Shanghai Branch, as lender under the 2005 Loan Agreement and related loan documents, were transferred to JPMorgan Chase Bank (China) Company Limited, Shanghai Branch (as such successor, the Original Lender).

(C)	The Original Lender will retain a portion of, and will assign to the other lenders listed in Schedule 1 (such lenders, together with the Original Lender, the Replacement Lenders) the remaining portion of the loans and commitments under the 2005 Facility on the terms and conditions provided herein, and the Company and the Replacement Lenders have agreed to amend and restate the 2005 Facility on the terms and conditions provided herein.

(D)	This Agreement is given in an amendment to, restatement of and substitution for the 2005 Loan Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agents means the Administrative Agent (and any successor administrative agent) and the Collateral Agent.

Approved Lender means a bank or financial institution authorized by CBRC and any other regulatory authority in the PRC with jurisdiction over such banking or financial institution to engage in the making, purchasing or investing in loans.

Availability Period means the period from and including the date of the 2005 Loan Agreement to and including:

(a) for a Term Loan, 10 July 2006; and

(b) for a Revolving Credit Loan, 11 October 2010.

Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 21.3 (Break Costs).

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in Shanghai.

CBRC means China Banking Regulatory Commission, the banking regulatory authority in PRC.

CBRC Rules means the Administration Rules on the Connected Transactions of Commercial Banks with Insiders and Shareholders issued by CBRC, which took effect on 1 May 2004.

Change in Control means:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any other person or group (within the meaning of the U.S. Securities Exchange Act of 1934, as amended, and the rules of the U.S. Securities and Exchange Commission as in effect on the date of this Agreement) of shares representing more than 35 per cent. of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Guarantor; or

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Guarantor by persons who were neither nominated by the board of directors of the Guarantor nor appointed by directors so nominated.

Collateral Agent means JPMorgan Chase Bank, National Association in its capacity as Collateral Agent for the Holders of Secured Obligations and any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.

Commitment means the Revolving Credit Commitment or Term Loan Commitment, as so designated, of a Lender under a particular Facility.

Compliance Certificate means a certificate delivered by a Financial Officer of the Company certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.

Default means:

(a) an Event of Default; or

(b)	an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Event of Default means an event specified as such in Clause 17 (Default).

Facility means a credit facility made available under this Agreement.

Facility Guarantee Secured Parties means the holders of the obligations of the Guarantor under the Guarantee and the other Finance Documents from time to time and shall include their respective successors, transferees and assigns.

Facility Office means the office(s) notified by a Lender to the Administrative Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

Final Maturity Date means:

(a)	for a Term Loan, 11 October 2010; and

(b)	for a Revolving Credit Loan, 11 October 2010.

Finance Document means:

(a)	this Agreement;

(b)	the Guarantee;

(c)	the Pledge Agreements (as defined in the Guarantee);

(d)	the Intercreditor Agreement (as defined in the Guarantee); or

(e)	any other document designated as such by the Administrative Agent and the Company.

Finance Party means a Lender or the Administrative Agent.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	any borrowed money;

(b)	any acceptance credit (including any dematerialised equivalent);

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)	the acquisition cost of any asset or service to the extent payable any time after 180 days following the acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset or the construction of that asset;

(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount) other than those entered into in the ordinary course of the Company’s business;

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

Financial Officer means the chief financial officer, any vice president of finance, principal accounting officer, treasurer or controller of the Company.

Guarantee means the amended and restated guarantee dated on or about the date of this Agreement granted by the Guarantor in favour of the Administrative Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

Guarantor means Photronics, Inc.

Holders of Secured Obligations means the Facility Guarantee Secured Parties and the U.S. Facility Secured Parties (as defined in the U.S. Facility Agreement).

Holding Company of any other person means a company in respect of which that other person is a Subsidiary.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return from a Facility or on a Finance Party (or its Affiliate’s) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to a Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Lender means:

(a)	the Replacement Lenders; or

(b)	any person which becomes a Party in accordance with Clause 24.2 (Assignments and transfers by Lenders).

Interest Payment Date means, as long as any part of the Loan is outstanding, each 20 March, 20 June, 20 September and 20 December provided that, if an Interest Payment Date does not fall on a Business Day, that Interest Payment Date will instead occur on the next Business Day and provided further that the last Interest Payment Date will be the Final Maturity Date.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Majority Lenders means, at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)	if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

Material Adverse Effect means a material adverse effect on:

(a)	the business, assets, property or condition (financial or otherwise) of any Obligor;

(b)	the ability of any Obligor to perform its obligations under any Finance Document;

(c)	the validity or enforceability of any Finance Document; or

(d)	any right or remedy of a Finance Party in respect of a Finance Document.

Maturity Date means, in respect of a Revolving Credit Loan, the date specified by the Company in the Request of that Revolving Credit Loan, being a date falling no later than 12 months from the Utilisation Date of that Revolving Credit Loan and in any event not later than the Final Maturity Date.

Obligor means the Company or the Guarantor.

Original Financial Statements means the audited financial statements of the Company for the year ended December 31, 2006.

Party means a party to this Agreement.

PBOC means the People’s Bank of China.

PBOC Base Rate means, subject to Clause 8.1(b) (Calculation of interest), in relation to a Loan, the prevailing official lending rate per annum on the Utilisation Date of that Loan as promulgated and announced by PBOC for loans with a term comparable to that Loan.

PBOC Misappropriation Rate means the highest permitted rate promulgated by PBOC from time to time which may be applied on the interest rate on any Loan (or any part of if) which is not used in accordance with Clause 3 (Purpose), being 165 per cent. at the date of this Agreement.

PBOC Penalty Rate means the highest permitted rate promulgated by PBOC from time to time which may be applied on the interest rate on any overdue amount, being 135 per cent. at the date of this Agreement.

Permitted Security Interest means:

(a) any Security Interest comprising a netting or set-off arrangement entered into by the Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(b) any Security Interest arising by operation of law or in the ordinary course of business of the Company;

(c) any Security Interest entered into pursuant to a Finance Document or pursuant to the U.S. Credit Agreement and related finance documents;

(d) any Security Interest securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness of the Company which has the benefit of a Security Interest) does not exceed RMB80,000,000 or its equivalent at any time; and

(e) any other Security Interest with the prior written consent of the Administrative Agent and the Majority Lenders.

PRC means the People’s Republic of China.

Pro Rata Share means:

(a) for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

(b) for any other purpose on a particular date:

(i) the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii) if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii) if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

(iv) when the term is used in relation to a Facility, the above proportions but applied only to the Loans and Commitments for that Facility.

For the purpose of sub-paragraph (iv) above, the Administrative Agent will determine, in the case of a dispute whether the term in any case relates to a particular Facility.

Project means the construction of a new manufacturing facility located at No. 23 Lot, IC Industry Area, Zhangjiang Hi-Tech Park, Shanghai, PRC and the installation of equipment by the Company.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause 14.20 (Times for making representations and warranties).

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Revolving Credit Commitment means:

(a) for the Replacement Lenders, the amount of revolving credit commitment set opposite its name in Part 1 of Schedule 1 and the amount of any other Revolving Credit Commitment it acquires; and

(b) for any other Lender, the amount of any Revolving Credit Commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Revolving Credit Facility means the revolving credit facility made available under this Agreement.

Revolving Credit Loan means a Loan under the Revolving Credit Facility and identified as such in its Request.

RMB means the lawful currency of the PRC.

Rollover Loan means one or more Revolving Credit Loans:

(a) to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

(b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan; and

(c) to be made for the purpose of refinancing a maturing Revolving Credit Loan.

SAFE means the State Administration of Foreign Exchange.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect, whether created pursuant to PRC law or any other applicable law.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by the Company to a Finance Party in any way related to a Tax Deduction or under any indemnity given by the Company in respect of Tax under any Finance Document.

Term Loan means a Loan under the Term Loan Facility and identified as such in its Request.

Term Loan Commitment means RMB56,000,000 to the extent not cancelled, transferred or reduced under this Agreement.

Term Loan Facility means the term loan facility made available under this Agreement.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total Term Loan Commitments means the aggregate of the Term Loan Commitments of all the Lenders, being the total amount specified as such in Part 1 of Schedule 1 at the date of this Agreement.

Total Revolving Credit Commitments means RMB130,000,000, being the aggregate of the Revolving Credit Commitments of all the Lenders as described in Part 1 of Schedule 1 at the date of this Agreement.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Administrative Agent may approve or reasonably require or any other form agreed between the Administrative Agent and the Company.

U.S. Credit Agreement means the Credit Agreement dated as of June 6, 2007 by and among Photronics, Inc., the other borrowers and guarantors party thereto, JPMorgan Chase Bank, National Association, as the administrative agent and collateral agent, and the lenders party thereto.

Utilisation Date means each date on which a Facility is utilised.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii) assets includes present and future properties, revenues and rights of every description;

(iii) an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv) control means the power to direct the management and the policies of a person whether through the ownership of voting capital, by contract or otherwise;

	(v)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

	(vi)	including is without limitation;

	(vii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

	(viii)	know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

	(ix)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

	(x)	A reference to an agreement (including this Agreement) is a reference to that agreement as amended, supplemented, restated or novated;

	(xi)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

	(xii)	a currency is a reference to the lawful currency for the time being of the relevant country;

	(xiii)	a Default being outstanding means that it has not been remedied or waived;

	(xiv)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

	(xv)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

	(xvi)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

	(xvii)	a Finance Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Finance Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility; and

	(xviii)	a time of day is a reference to Shanghai time.

(b)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

	(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)	Unless the contrary intention appears:

(i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii) any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(d)	The headings in this Agreement do not affect its interpretation.

2.	FACILITIES

2.1	Term Loan Facility

(a)	Subject to the terms of the 2005 Loan Agreement, the predecessor to the Original Lender made available to the Company a term loan facility in an aggregate amount equal to RMB56,000,000.

(b)	The Company acknowledges that (i) the term loan facility has been fully funded and the principal balance of such term loan outstanding on the date hereof is RMB56,000,000, and (ii) all such term loans outstanding on the date hereof under the 2005 Loan Agreement shall be deemed to be the terms loans outstanding under this Agreement, subject to the terms of this Agreement.

2.2	Revolving Credit Facility

(a)	Subject to the terms of the 2005 Loan Agreement, the predecessor to the Original Lender made available to the Company a revolving credit facility in an aggregate amount equal to RMB130,000,000.

(b)	The Company acknowledges that (i) the revolving loan facility has been fully funded and the principal balance of such revolving loans outstanding on the date hereof is RMB130,000,000, and (ii) all such revolving loans outstanding on the date hereof under the 2005 Loan Agreement shall be deemed to be the revolving loans outstanding under this Agreement, subject to the terms of this Agreement.

2.3	Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a) the obligations of a Finance Party under the Finance Documents are several;

(b) failure by a Finance Party to perform its obligations does not affect the obligations of any other person under the Finance Documents;

(c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

2.4	Assignment to Replacement Lenders

(a)	The Original Lender hereby transfers by novation to the other Replacement Lenders such portion of the Original Lender’s rights and obligations relating to the commitments and loans set forth in Part 1 of Schedule 1, plus all interest thereon accrued through the proposed transfer date, in accordance with the terms of this Agreement.

(b)	The proposed transfer date is August 31, 2007.

(c)	The administrative details of each Replacement Lender for the purposes of this Agreement are set out in Part 2 of Schedule 1.

(d)	Each such Replacement Lender expressly acknowledges the limitations on the Original Lenders’ obligations in respect of the transfer in Clause 24.5 of this Agreement.

(e)	Each such Replacement Lender represents and warrants to the Original Lender that it is an Approved Lender.

3.	PURPOSE

3.1	Loans

A portion of the Loans were used to repay a then existing RMB4,000,000 loan from the predecessor to the Original Lender. Thereafter, each Loan may only be used for working capital purposes and for costs of the Project.

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

(a)	A Request may not be given until the Administrative Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Administrative Agent.

(b)	The Administrative Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)	the Repeating Representations are correct in all material respects;

(b)	no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan; and

(c)	there has been no disruption of, or material adverse change in, the financial, banking or capital market conditions which would have an impact on the Lender’s ability to make that Loan.

5.	UTILISATION

5.1	Giving of Requests

(a)	The Company may borrow a Loan by giving to the Administrative Agent a duly completed Request.

(b)

Unless the Administrative Agent otherwise agrees, the latest time for receipt by the Administrative Agent of a duly completed Request is 11.00 a.m. three Business Days before the proposed Utilisation Date.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

(a)	it identifies the Facility the Loan applies to;

(b)	the Utilisation Date is a Business Day falling within the Availability Period;

(c)	the amount of the Loan requested is:

(i) a minimum of RMB1,000,000 and an integral multiple of RMB100,000;

(ii) no more than the maximum undrawn amount available under the relevant Facility on the proposed Utilisation Date; or

(iii) such other amount as the Administrative Agent may agree; and

(d)	in respect of a Revolving Credit Loan, the proposed Maturity Date complies with this Agreement.

Only one Loan may be requested in a Request.

5.3	Advance of Loan

(a)	The Administrative Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to make a Loan if as a result:

(i) its share in the Loans under a Facility would exceed its Commitment for that Facility; or

(ii) the Loans would exceed the Total Commitments.

(d)

If the conditions set out in this Agreement have been met, each Lender must make its share in the requested Loan available to the Administrative Agent for the Company through its Facility Office on the Utilisation Date.

6.	REPAYMENT

6.1	Repayment of Term Loans

The Company must repay the Term Loans in full on the Final Maturity Date.

6.2	Repayment of Revolving Credit Loans

(a)	The Company must repay each Revolving Credit Loan in full on its Maturity Date.

(b)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

(c)	Subject to paragraph (a) above, the Company must repay the Revolving Credit Loans in full on the Final Maturity Date.

7.	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment

(a)	A Lender must notify the Administrative Agent and the Company promptly if:

	(i)	it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain any Loan; or

	(ii)	it determines that its ability to perform any of its obligations under a Finance Document or to fund or maintain any Loan is restricted or seriously affected as a result of:

		(A)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regular any change in law; or

		(B)	compliance with any law or regulation made after the date of this Agreement.

(b)	After notification under paragraph (a) above the Administrative Agent must notify the Company promptly that:

	(i)	the Company must repay or prepay the share of that Lender in each Loan on the date specified by that Lender in the notification under paragraph (a) above; and

	(ii)	the Commitments of that Lender will be immediately cancelled.

7.2	Voluntary prepayment

(a)

The Company may, having obtained the prior written consent of the Administrative Agent and the Majority Lenders (such consent not to be unreasonably withheld) and any necessary authorisations from any relevant governmental authority under any applicable regulation, by giving not less than 10 Business Days’ prior notice to the Administrative Agent, prepay any Loan at any time in whole or in part.

(b)

A prepayment of part of a Loan must be in a minimum amount of RMB1,000,000 and be no less than 50 per cent. of the Loan outstanding under the Term Loan Facility or the Revolving Credit Facility (as the case may be).

7.3	Automatic cancellation

The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the relevant Availability Period.

7.4	Voluntary cancellation

(a)	The Company may, by giving not less than 15 Business Days’ prior notice to the Administrative Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be in a minimum amount of RMB500,000 and an integral multiple of RMB100,000.

(c)	Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

7.5	Right of repayment and cancellation of a single Lender

(a)	If the Company is, or will be, required to pay to a Lender:

	(i)	a Tax Payment; or

	(ii)	an Increased Cost,

the Company may, while the requirement continues, give notice to the Administrative Agent requesting prepayment and cancellation in respect of that Lender.

(b)	After notification under paragraph (a) above:

	(i)	the Company must repay or prepay that Lender’s share in each Loan on the date specified in paragraph (c) below; and

(c)	the Commitments of that Lender will be immediately cancelled.

(d)	The date for repayment or prepayment of a Loan will be:

	(i)	the next Interest Payment Date for that Loan; or

	(ii)	if earlier, the date specified by the Company in its notification.

7.6	Re-borrowing of Revolving Credit Loans

Any voluntary prepayment of a Revolving Credit Loan under Clause 7.2 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement. Any other prepayment of a Revolving Credit Loan may not be re-borrowed.

7.7	Miscellaneous provisions

(a)

Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Administrative Agent must notify the Lenders promptly of receipt of any such notice.

(b)

All prepayments under this Agreement must be made with accrued interest on the amount prepaid. The Company must pay to the Lenders Break Costs and any premium or penalty (as solely determined by the Lenders) in respect of any prepayment.

(c)	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)	No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

(f)	No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.	INTEREST

8.1	Calculation of interest

(a)	The rate of interest on each Loan is the PBOC Base Rate.

(b)

If at any time before the Final Maturity Date there occurs an adjustment to the PBOC Base Rate or a change in the official method of calculation of the PBOC Base Rate, the new PBOC Base Rate will take effect on the next Interest Payment Date or as otherwise required under the relevant PRC regulations.

8.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Company must pay interest on each Loan on each Interest Payment Date, which is accrued:

(a)	in the case of the first Interest Payment Date, from the period from the first Utilisation Date to that Interest Payment Date; and

(b)	in any other case, from the period from the day after the preceding Interest Payment Date to that Interest Payment Date.

8.3	Interest on overdue or misappropriated amounts

(a)

Subject to the other provisions on this Clause 8.3, if the Company fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Administrative Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment, at the PBOC Base Rate multiplied by the PBOC Penalty Rate.

(b)

Subject to the other provisions on this Clause 8.3, if the Company does not use any Loan (or any part of it) in accordance with Clause 3 (Purpose), it must immediately on demand by the Administrative Agent pay interest on the misappropriated amount from the date of its misappropriation up to the date on which such misappropriation ceases, before, on and after judgment, at the PBOC Base Rate multiplied by the PBOC Misappropriation Rate.

(c)	If paragraphs (a) and (b) above both apply, interest is payable under this Clause by multiplying the PBOC Base Rate by the higher of the PBOC Penalty Rate and the PBOC Misappropriation Rate.

(d)

Interest on the unpaid interest will be compounded with the unpaid interest in accordance with the relevant PRC regulations. If, at the relevant time, the Lenders are entitled under law to determine their own basis on which such interest may be compounded, such interest will be compounded on each Interest Payment Date.

(e)

The Lenders’ right to receive interest from the Company applying the PBOC Penalty Rate or the PBOC Misappropriate Rate will not affect the other rights of the Lenders under any other Finance Document or applicable law.

(f)

Notwithstanding any other provision of this Clause 8.3, if, at the relevant time, no PBOC Misappropriation Rate or the PBOC Penalty Rate is promulgated by PBOC or the Lenders become entitled under law to set their own default rate in these respects, the interest payable under paragraph (a) or (b) above (as the case may be) on the relevant amount will be determined by the Lenders to be:

(i)

in the case of the Company’s failure to pay any amount payable by it under the Finance Documents on the due date, one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan; and

(ii)

in the case of the Company’s failure to use any amount in accordance with Clause 3 (Purpose), three per cent. per annum above the rate which would have been payable if the misappropriated amount had, during the period in which it was misappropriated, constituted a Loan, and for this purpose, the Lenders may (acting reasonably with best effort and to the extent permitted by law) select the duration of the Loan.

8.4	Notification of rates of interest

The Administrative Agent must promptly notify each relevant party of the determination of a rate of interest under this Agreement.

8.5	No overrunning the Final Maturity Date

If an Interest Payment Date would otherwise overrun a Maturity Date or the Final Maturity Date, that Interest Payment Date will be shortened so that it falls on that Maturity Date or the Final Maturity Date.

9.	MARKET DISRUPTION

9.1	Market disruption

(a)	If the Administrative Agent determines that:

	(i)	no PBOC Base Rate is available;

	(ii)	funding in RMB in the required amount for that Loan is not available to any Lender; or

	(iii)	funding in RMB in the required amount is not available to any Lender on terms that are adequately covered by the PBOC Base Rate,

the Administrative Agent must promptly notify the Company and the Lenders in writing.

(b)

After notification under paragraph (a) above, the Company and the Administrative Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(c)	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

(d)

If the Parties fail to reach an agreement on an alternative basis for determining the rate of interest, the Company must prepay the relevant loan with all accrued interest and other amounts within 15 Business Days of receipt of the Administrative Agent’s notice of prepayment.

10.	TAXES

10.1	Tax gross-up

(a)	The Company must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

If the Company or a Lender is aware that the Company must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Administrative Agent. The Administrative Agent must then promptly notify the affected Parties.

(c)

If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company will be increased to the extent necessary to ensure that after making the Tax Deduction, each Lender receives and retains a net amount equal to the payment which it would have received and retained if no Tax Deduction had been required.

(d)

If the Company is required to make a Tax Deduction, the Company must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction to the relevant tax authority within the time allowed by law.

(e)

Within 30 days of making either a Tax Deduction or a payment required by law in connection with a Tax Deduction, the Company must deliver to the Administrative Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

10.2	Tax indemnity

(a)

Except as provided below, the Company must indemnify a Finance Party against any loss or liability which the Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i) That Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and treated as resident for tax purposes; or

(ii) that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	A Finance Party making, or intending to make, a claim under paragraph (a) above, must promptly notify the Company of the event which will give, or has given, rise to the claim.

10.3	Tax Credit

If the Company makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	it has used and retained that Tax Credit,

the Finance Party must pay an amount to the Company which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Company.

10.4	Stamp taxes

The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document.

10.5	Value added taxes

(a)

Any amount payable under a Finance Document by the Company is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Company must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party must also at the same time pay and indemnify the Finance Party against all value added tax or any other Tax of a similar nature incurred by the Finance Party in respect of those costs or expenses but only to the extent that the Finance Party (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

11.	INCREASED COSTS

11.1	Increased Costs

Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

	(a)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

	(b)	compliance with any law or regulation made after the date of this Agreement.

11.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause; or

(b)	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

11.3	Claims

(a)

A Finance Party intending to make a claim for an Increased Cost must notify the Administrative Agent of the circumstances giving rise to and the amount of the claim, following which the Administrative Agent will promptly notify the Company.

(b)	Each Finance Party must, as soon as practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Increased Cost.

12.	MITIGATION

12.1	Mitigation

(a)	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to that Finance Party; or

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)	The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

12.2	Conduct of business by a Finance Party

No term of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)

oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim other than those that would be claimed by a prudent business person in the ordinary course of business; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

13.	PAYMENTS

13.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Administrative Agent) under the Finance Documents must be made to the Administrative Agent to its account at such office or bank as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

13.2	Funds

Payments under the Finance Documents to the Administrative Agent must be made for value on the due date before 11:00 a.m. Shanghai time and in such funds as the Administrative Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

13.3	Distribution

(a)	Each payment received by the Administrative Agent under the Finance Documents for another Party must, except as provided below, be made available by the Administrative Agent to that Party by payment (as soon as practicable after receipt) to its account at such office or bank as it may notify to the Administrative Agent for this purpose by not less than five Business Days’ prior notice.

(b)

The Administrative Agent may apply any amount received by it from or on behalf of an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)

Where a sum is paid to the Administrative Agent under this Agreement for another Party, the Administrative Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Administrative Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Administrative Agent, that Party must immediately on demand by the Administrative Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Administrative Agent at a rate calculated by the Administrative Agent to reflect its cost of funds.

13.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c)	Each other amount payable under the Finance Documents is payable in RMB.

13.5	No set-off or counterclaim

All payments made by the Company under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

13.6	Business Days

(a)

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Administrative Agent determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

13.7	Partial payments

(a)

If the Administrative Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

	(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Agent under the Finance Documents;

	(ii)	secondly, in or towards payment pro rata of any accrued interest (including, without limitation, any accrued default, penalty or compounded interest) or fee due but unpaid under this Agreement;

	(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

	(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Administrative Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by an Obligor.

13.8	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of written demand by the relevant Finance Party.

14.	REPRESENTATIONS AND WARRANTIES

14.1	Representations and warranties

The representations and warranties set out in this Clause are made by the Company to the Lenders.

14.2	Status

(a)	The Company is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Connecticut.

(c)	Each Obligor has the power to own its assets and carry on its business as it is being conducted.

14.3	Powers and authority

Each Obligor has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

14.4	Legal validity

(a)

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which an Obligor is a party is its legally binding, valid and enforceable obligation.

(b)	Each Finance Document to which an Obligor is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

14.5	Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not conflict with:

	(a)	any law or regulation applicable to that Obligor;

	(b)	the constitutional documents of that Obligor; or

	(c)	to the knowledge of the Company, any material document which is binding upon that Obligor or any of its assets.

14.6	No default

(a)	No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document; and

(b)

no other event is outstanding which constitutes a default under any document which is binding on an Obligor or any of its assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

14.7	Authorisations

Except for the foreign debt registration with SAFE as a result of the performance of the Guarantee by the Guarantor, all authorisations required by an Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

14.8	Financial statements

The audited financial statements of the Company most recently delivered to the Administrative Agent (which, in the case of the Company at the date of this Agreement, are the Original Financial Statements):

(a)	have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of incorporation of that Obligor, consistently applied; and

(b)	fairly represent financial condition (consolidated, if applicable) of that Obligor as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

14.9	Security Interests

The Company’s assets are not subject to any Security Interests other than Permitted Security Interests.

14.10	No material adverse change

There has been no material adverse change in the financial condition of the Company since the date to which the most recent audited financial statements delivered to the Lenders were drawn up.

14.11	Litigation

To the best of the Company’s knowledge and belief, no litigation, arbitration or administrative proceedings are current, pending, or threatened in writing, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

14.12	Information

(a)

All information supplied by the Company to the Lenders in connection with the Finance Documents is true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given; and

(b)	the Company has not omitted to supply any information which, if disclosed, might make the information supplied untrue or misleading in any material respect.

14.13	No other business

(a)	Except in connection with the Project and the business in the scope as provided in its business licence, it has not traded or carried on any business since the date of its incorporation; and

(b)	it does not have any Subsidiaries.

14.14	Taxes on payments

All amounts payable by an Obligor under the Finance Documents may be made without any Tax Deduction, except as otherwise required by any applicable law.

14.15	Stamp duties

Except for registration fees payable (if any) in respect of foreign debt under PRC law and stamp duty payable in respect of the execution of this Agreement, no stamp or registration duty or similar Tax or charge is payable in the PRC in respect of any Finance Document.

14.16	Immunity

(a)

The entry into by an Obligor of each Finance Document constitutes, and the exercise by such Obligor of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

14.17	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of incorporation:

	(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

	(ii)	by reason of the entry into of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(b)	no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of any Finance Document.

14.18	Jurisdiction/governing law

(a)	Its:

(i) agreement that this Agreement is governed by PRC law; and

(ii) agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation.

14.19	Difference of Total Investment and Registered Capital

For the purpose of the foreign debt registration with SAFE arising from the performance of the Guarantee by the Guarantor, the total amount of (a) the aggregated long or medium-term loans borrowed by the Company as foreign debt, (b) the balance of its short-term foreign borrowings and (c) any foreign debt incurred by the Company as a result of the performance of guarantees provided by any offshore entity or individual, shall not be in excess of the difference of its total investment and registered capital.

14.20	CBRC rules

The Company is not related to any shareholder, director or employee of any Lender or Agent or to any other “connected party” as defined in the CBRC Rules.[1]

14.21	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by the Company on the date of this Agreement.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by the Company on the date of each Request, each Utilisation Date and each Interest Payment Date.

(c)	When the representation and warranty in Clause 14.6(a) (No default) is repeated on a Request for a Rollover Loan or an Interest Payment Date for a Term Loan, the reference to a Default will be construed as a reference to an Event of Default.

(d)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.
____________________
[1] Subject to local counsel review.

15.	INFORMATION COVENANTS

15.1	Financial statements

(a)	The Company must supply to the Administrative Agent in sufficient copies for all the Lenders:

(i) its audited financial statements for each of its financial years; and

(ii) its interim financial statements for the first half-year of each of its financial years.

(b)	All financial statements must be supplied as soon as they are available and:

(i) in the case of the Company’s audited financial statements, within 90 days;

(ii) in the case of the Company’s interim financial statements, within 45 days, of the end of the relevant financial period.

15.2	Form of financial statements

(a)	The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)	The Company must notify the Administrative Agent of any change to the manner in which its audited financial statements are prepared.

(c)	If requested by the Administrative Agent, the Company must supply to the Administrative Agent:

(i) a full description of any change notified under paragraph (b) above; and

(ii) sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited financial statements delivered to the Administrative Agent under this Agreement.

(d)	If requested by the Administrative Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change notified under paragraph (b) above had not happened. Any agreement between the Company and the Administrative Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)	If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

15.3	Information – miscellaneous

The Company must supply to the Administrative Agent:

(a) a Compliance Certificate with each set of its financial statements sent to the Administrative Agent under this Agreement.

(b) copies of all documents despatched by the Company to its creditors generally or any class of them at the same time as they are despatched;

(c) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending and which have or might, if adversely determined, have a Material Adverse Effect;

(d) promptly on request, such further information regarding the financial condition and operations of the Company as any Finance Party through the Administrative Agent may reasonably request; and

(e) promptly upon becoming aware of it, a notice that it is related to a shareholder, director or employee of a Lender or Agent or to any other “connected party” as defined in the CBRC Rule.[2]

15.4	Notification of Default

(a)	Unless the Administrative Agent has already been so notified by the Company, each Obligor must notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly on request by the Administrative Agent, the Company must supply to the Administrative Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

15.5	Know your customer requirements

(a)	The Company must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(b)	Each Lender must promptly on the request of the Administrative Agent supply to the Administrative Agent any documentation or other evidence which is reasonably required by the Administrative Agent to carry out and be satisfied with the results of all know your customer requirements.

16.	GENERAL COVENANTS

16.1	General

The Company agrees to be bound by the covenants set out in this Clause.
____________________
[2] Subject to local counsel review.

16.2	Authorisations

The Company must promptly:

(a) obtain, maintain and comply with the terms; and

(b) supply certified copies to the Administrative Agent,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

16.3	Compliance with laws

The Company must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

16.4	Pari passu ranking

The Company must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

16.5	Negative pledge

(a)	Other than Permitted Security Interests, the Company may not create or allow to exist any Security Interest on any of its assets.

(b)	Other than Permitted Security Interests, the Company may not:

(i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by it or any of its related entities;

(ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv) enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

16.6	Disposals

(a)	Except as provided below, the Company may not, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any disposal:

(i) made in the ordinary course of trading of the disposing entity; or

(ii) of assets in exchange for other assets comparable or superior as to type, value and quality.

16.7	Financial Indebtedness

(a)	Except as provided below, the Company may not incur any Financial Indebtedness.

(b)	Paragraph (a) does not apply to:

(i) any Financial Indebtedness incurred in the ordinary course of business not exceeding an aggregate of US$1,000,000 or its equivalent;

(ii) any Financial Indebtedness incurred under the Finance Documents;

(iii) any Financial Indebtedness incurred or permitted under the U.S. Credit Agreement and the related finance documents;

(iv) any Financial Indebtedness of any person acquired by the Company which is incurred under arrangements in existence at the date of acquisition, but only for a period of six months from the date of acquisition; or

(v) any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business.

16.8	Year end

The Company must not change its financial year end without the consent of the Majority Lenders.

16.9	Change of business

The Company must not carry on any business other than the Project and ensure that no substantial change is made to the general nature of its business from that carried on, or anticipated, at the date of this Agreement.

16.10	Mergers

The Company must not enter into any amalgamation, demerger, merger or reconstruction other than pursuant to a transaction agreed by the Majority Lenders.

16.11	Acquisitions

(a)	Except as provided below, the Company must not make any acquisition or investment.

(b)	Paragraph (a) does not apply to acquisitions or investments made in the ordinary course of trade or with the consent of the Majority Lenders.

16.12	Environmental matters

(a)	In this Subclause:

Environmental Approval means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any the Company conducted on or from properties owned or used by the Company;

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law; and

Environmental Law means any applicable law or regulation which relates to:

(i) the pollution or protection of the environment;

(ii) the harm to or the protection of human health;

(iii) the conditions of the workplace; or

(iv) any emission or substance capable of causing harm to any living organism or the environment.

(b)	The Company must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(c)	The Company must, promptly upon becoming aware, notify the a Finance Party of:

(i) any Environmental Claim current, or to its knowledge, pending, or threatened in writing; or

(ii) any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

16.13	Insurance

The Company must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

17.	DEFAULT

17.1	Events of Default

Each of the events or circumstances set out in this Clause is an Event of Default.

17.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a) is caused by technical or administrative error; and

(b) is remedied within five Business Days of the due date.

17.3	Breach of other obligations

(a)	An Obligor does not comply with any term of Clause 16 (General covenants) or clause 7 (General covenants) of the Guarantee; or

(b)	an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

(i) is capable of remedy; and

(ii) is remedied within 14 days of the earlier of the Administrative Agent giving notice of the breach to the Company and any Obligor becoming aware of the non-compliance.

17.4	Misrepresentation

A representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated.

17.5	Cross-default

Any of the following occurs in respect of an Obligor:

(a) any of its Financial Indebtedness (including, without limitation, the Financial Indebtedness arising under the U.S. Credit Agreement) is not paid when due (after the expiry of any originally applicable grace period);

(b) any of its Financial Indebtedness (including, without limitation, the Financial Indebtedness arising under the U.S. Credit Agreement):

(i) becomes prematurely due and payable;

(ii) is placed on demand; or

(iii) is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

in each case, as a result of an event of default or any provision having a similar effect (howsoever described) and, in the case of sub-paragraph (iii) above, such event is not remedied within five Business Days of the relevant Obligor becoming aware of such event; or

(c) any commitment for its Financial Indebtedness (including, without limitation, the Financial Indebtedness arising under the U.S. Credit Agreement) is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described) and such event is not remedied within five Business Days of the relevant Obligor becoming aware of such event, unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) above in respect of that Obligor is:

(i) in the case of the Borrower, less than RMB1,000,000 or its equivalent; and

(ii) in the case of the Guarantor, less than RMB5,000,000 or its equivalent.

17.6	Insolvency

Any of the following occurs in respect of an Obligor:

	(a)	it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

	(b)	it admits its inability to pay its debts as they fall due;

	(c)	it suspends making payments on any of its debts or announces an intention to do so;

	(d)	by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness; or

	(e)	a moratorium is declared in respect of any of its indebtedness.

If a moratorium occurs in respect of any Obligor, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

17.7	Insolvency proceedings

(a)	Except as provided below, any of the following occurs in respect of an Obligor:

	(i)	any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

	(ii)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

	(iii)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

	(iv)	any Security Interest is enforced over any of its assets;

	(v)	an order for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made;

	(vi)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

	(vii)	its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

	(viii)	any other analogous step or procedure is taken in any jurisdiction.

(b)	Paragraph (a) above does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 14 days.

17.8	United States Bankruptcy Laws

(a)	In this Subclause, U.S. Bankruptcy Law means the United States Bankruptcy Code 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

(b)	Any of the following occurs in respect of the Guarantor:

(i) it makes a general assignment for the benefit of creditors;

(ii) it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(iii) an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 60 days after commencement of the case; or

(iv) an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law.

17.9	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of an Obligor, having an aggregate value of at least RMB1,000,000, and is not discharged within 14 days.

17.10	Cessation of business

An Obligor ceases, or threatens to cease, to carry on business.

17.11	Effectiveness of Finance Documents

(a)	It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

(c)	An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

17.12	Ownership and Change in Control

(a)	The Company is not or ceases to be a Subsidiary of the Guarantor.

(b)	A Change in Control occurs.

17.13	Material adverse change

Any event or series of events occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

17.14	Acceleration

(a)	If an Event of Default described in Clause 17.8 (United States Bankruptcy Laws) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable.

(b)	Subject to paragraph (a) above, if an Event of Default is outstanding, the Administrative Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

	(i)	cancel all or any part of the Total Commitments; and/or

	(ii)	declare that all or part of any amounts outstanding under the Finance Documents are:

	(A)	immediately due and payable; and/or

	(B)	payable on demand by the Administrative Agent acting on the instructions of the Majority Lenders.

Any notice given under this Subclause will take effect in accordance with its terms.

18.	THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

18.1	Appointment and duties of the Administrative Agent and the Collateral Agent

(a)	Each Finance Party (other than the Agents) irrevocably appoints JPMorgan Chase Bank (China) Company Limited, Shanghai Branch as Administrative Agent, and JPMorgan Chase Bank, National Association as Collateral Agent, under and in connection with the Finance Documents. Without limiting the foregoing, each Lender authorizes each of the Agents to enter into the Intercreditor Agreement on behalf of such Lender and agrees to be bound by the terms of the Intercreditor Agreement as if it were a party thereto.

(b)	Each Finance Party irrevocably authorises each Agent to:

	(i)	perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

	(ii)	enter into and deliver each Finance Document expressed to be entered into by each Agent.

(c)	Each Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

18.2	No fiduciary duties

(a)	Nothing in the Finance Documents makes an Agent a trustee or fiduciary for any other Party or any other person; and

(b)	No Agent needs hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

18.3	Individual position of each Agent

(a)	If it is also a Lender, an Agent has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Agent.

(b)	Each Agent may:

(i) carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

18.4	Reliance

Each Agent may:

(a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c) assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(d) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than such Agent); and

(e) act under the Finance Documents through its personnel and agents.

18.5	Majority Lenders’ instructions

(a)	Each Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, each Agent may act as it considers to be in the best interests of all the Lenders.

(b)	Each Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)	Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d)	No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

18.6	Responsibility

(a)	No Agent is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)	No Agent is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii) has not relied exclusively on any information provided to it by either Agent in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

18.7	Exclusion of liability

(a)	No Agent is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than an Agent) may take any proceedings against any officers, employees or agents of such Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of either Agent may rely on this Subclause.

(c)	No Agent is liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by each Agent if each Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by each Agent for that purpose.

(d)	(i) Nothing in this Agreement will oblige either Agent to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(ii) Each Finance Party confirms to each Agent that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

18.8	Default

No Agent is obliged to monitor or enquire whether a Default has occurred. No Agent is deemed to have knowledge of the occurrence of a Default.

18.9	Information

(a)	Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(b)	No Agent has any duty:

(i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(c)	In acting as an Agent, each Agent will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by another division or department or otherwise than in its capacity as an Agent may be treated as confidential by such Agent and will not be treated as information possessed by the Agent in its capacity as such.

(d)	No Agent is obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(e)	Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as an Agent.

18.10	Indemnities

(a)	Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify each Agent for that Lender’s Pro Rata Share of any loss or liability incurred by each Agent in acting as an Agent (unless such Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by such Agent’s gross negligence or wilful misconduct.

(b)	If a Party owes an amount to an Agent under the Finance Documents, such Agent may, after giving notice to that Party:

(i) deduct from any amount received by it for that Party any amount due to that Agent from that Party under a Finance Document but unpaid; and

(ii) apply that amount in or towards satisfaction of the owed amount.

That Party will be regarded as having received the amount so deducted.

18.11	Compliance

Each Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

18.12	Resignation of the Agents

(a)	The Administrative Agent may resign and appoint any of its Affiliates as successor Administrative Agent by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Administrative Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Administrative Agent.

(c)	If no successor Administrative Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Administrative Agent may appoint a successor Administrative Agent.

(d)	The person(s) appointing a successor Administrative Agent must, if practicable, consult with the Company prior to the appointment.

(e)	The resignation of the Administrative Agent and the appointment of any successor Administrative Agent will both become effective only when the successor Administrative Agent notifies all the Parties that it accepts its appointment.

On giving the notification the successor Administrative Agent will succeed to the position of the Administrative Agent and the term Administrative Agent will mean the successor Administrative Agent.

(f)	The retiring Administrative Agent must, at its own cost:

(i) make available to the successor Administrative Agent those documents and records and provide any assistance as the successor Administrative Agent may reasonably request for the purposes of performing its functions as the Administrative Agent under the Finance Documents; and

(ii) enter into and deliver to the successor Administrative Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Administrative Agent.

(g)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Administrative Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Administrative Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)	The Collateral Agent may resign and a successor collateral agent may be appointed in accordance with the terms of the Intercreditor Agreement.

18.13	Relationship with Lenders

(a)	The Administrative Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)	The Administrative Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)	The Administrative Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request. The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

18.14	The Agents’ management time

If an Agent requires, any amount payable to such Agent by any Party under any indemnity or in respect of any costs or expenses incurred by such Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as such Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to such Agent under any other term of the Finance Documents.

18.15	Notice period

Where this Agreement specifies a minimum period of notice to be given to each Agent, each Agent may, at its discretion, accept a shorter notice period.

19.	EVIDENCE AND CALCULATIONS

19.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

19.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

20.	ADMINISTRATIVE AGENT’S FEES

20.1	Administrative Agent’s fee

The Company must pay to the Administrative Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter between the Administrative Agent and the Company.

21.	INDEMNITIES, BREAK COSTS AND DAMAGE WAIVERS

21.1	Currency indemnity

(a)	The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

	(i)	That Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

	(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)	Unless otherwise required by law, the Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

21.2	Other indemnities

(a)	The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

	(i)	the occurrence of any Event of Default;

	(ii)	any failure by an Obligor to pay any amount due under a Finance Document on its due date; including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

	(iii)	(other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan;

	(iv)	a Loan (or part of a Loan) not being prepaid in accordance with this Agreement;

	(v)	investigating any event which the Lenders reasonably believe to be a Default; or

	(vi)	acting or relying on any notice which the Lenders reasonably believe to be genuine, correct and appropriately authorised.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

(b)	The Company must indemnify the Administrative Agent against any loss or liability incurred by the Administrative Agent as a result of:

	(i)	investigating any event which the Administrative Agent reasonably believes to be a Default; or

	(ii)	acting or relying on any notice which the Administrative Agent reasonably believes to be genuine, correct and appropriately authorised.

21.3	Break Costs

(a)	The Company must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on an Interest Payment Date.

(b)	Break Costs are the amount (if any) determined by the relevant Lender which would indemnify that Lender against any loss or liability that it incurs as a consequence of any part of a Loan or overdue amount being so repaid or prepaid on a date other than an Interest Payment Date, and includes any costs incurred as a result of that Lender terminating all or any part of its fixed rate, swap or other hedging arrangements.

(c)	Each Lender must supply to the Administrative Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

21.4	Damage Waivers

To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Finance Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document, or any other agreement, instrument or transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

22.	EXPENSES

22.1	Initial costs

The Company or the Guarantor, as the case may be, must pay to the Administrative Agent and the Collateral Agent the amount of all costs and expenses (including legal fees and translation costs) reasonably incurred by it in connection with the negotiation, preparation, printing, and syndication and execution of the Finance Documents.

22.2	Subsequent costs

The Company or the Guarantor, as the case may be, must pay to the Administrative Agent the amount of all costs and expenses (including legal fees and translation costs) reasonably incurred by it in connection with:

(a) the negotiation, preparation, printing and execution of any Finance Document executed after the date of this Agreement; and

(b) any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by a Finance Document.

22.3	Enforcement costs

The Company or the Guarantor, as the case may be, must pay to each Finance Party the amount of all costs and expenses (including legal fees and translation costs) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

23.	AMENDMENTS AND WAIVERS

23.1	Procedure

(a)	Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Administrative Agent or the Collateral Agent, as applicable, may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Administrative Agent or the Collateral Agent, as applicable, must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

(c)	The Guarantor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph, require the consent of the Guarantor if the guarantee under the Finance Documents is to remain in full force and effect.

23.2	Exceptions

(a)	An amendment or waiver which relates to:

	(i)	the definition of Majority Lenders in Clause 1.1 (Definitions);

	(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

	(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

	(iv)	an increase in, or an extension of, a Commitment or the Total Commitments;

	(v)	a release of an Obligor other than in accordance with the terms of this Agreement; a term of a Finance Document which expressly requires the consent of each Lender;

	(vi)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

	(vii)	this Clause,

may only be made with the consent of each Lender directly affected thereby.

(b)	An amendment or waiver which relates to the rights or obligations of the Administrative Agent may only be made with the consent of the Administrative Agent.

23.3	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Administrative Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

23.4	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

	(a)	may be exercised as often as necessary;

	(b)	are cumulative and not exclusive of its rights under the general law; and

	(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

24.	CHANGES TO THE PARTIES

24.1	Assignments and transfers by the Company

The Company may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Administrative Agent and the Majority Lenders.

24.2	Assignments and transfers by a Lender

(a)	Subject to the following provisions of this Clause, a Lender (the Existing Lender) may at any time:

(i) assign any of its rights; or

(ii) transfer by way of novation any of its rights or obligations under this Agreement, to any other bank or financial institution which is an Approved Lender (the New Lender).

(b)	(i) Any Lender may, without the consent of the Company or the Administrative Agent, sell sub-participations to one or more banks or other entities (a Sub-Participant) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a sub-participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Sub-Participant, agree to any amendment, modification or waiver described in Clause 23.2 (Exceptions) that affects such Sub-Participant. Subject to paragraph (b)(ii) of this Clause, the Company agrees that each Sub-Participant shall be entitled to the benefits of Clause 10 (Taxes) and 11 (Increased Costs) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Clause 24.2 (Assignments and transfers by a Lender). To the extent permitted by law, each Sub-Participant also shall be entitled to the benefits of Clause 26 (Set-off) as though it were a Lender, provided such Sub-Participant agrees to be subject to Clause 13 (Payments) as though it were a Lender.

(ii) A Sub-Participant shall not be entitled to receive any greater payment under Clause 10 (Taxes) or Clause 11 (Increased Costs) than the applicable Lender would have been entitled to receive with respect to the sub-participation sold to such Sub-Participant, unless the sale of the sub-participation to such Sub-Participant is made with the Company’s prior written consent.

24.3	Conditions to assignment or transfer - consents

The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or any group members of a Lender that are more than 50% owned or controlled by that Lender’s group and any sub-braches of a Lender or an Event of Default is outstanding.

The consent of the Company (if required) must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time. The acknowledgement of the Administrative Agent is required for each assignment or transfer.

24.4	Reconstitution, absorption or conversion of a Finance Party

Notwithstanding any other terms in this Agreement, if any Finance Party (the Converting Party) undergoes reconstitution, absorption or conversion of any form pursuant to the People’s Republic of China Regulations on Administration of Foreign Funded Banks (State Council Decree No. 478), the other Finance Parties and the Company agree that the Converting Party may assign or transfer any of its rights and/or obligations under this Agreement to the reconstituted, surviving or new entity by giving a notice of the assignment or transfer to the other Finance Parties and/or the Company. The parties hereto agree that such notice of assignment or transfer may be in the form of a public announcement in the national newspapers and/or the provincial newspapers where the Converting Party is located, or any other forms to the extent permitted by law and at the sole discretion of the Converting Party and no consent or approval from the other Finance Parties or the Company is required for such assignment or transfer. In the case of the Administrative Agent as the Converting Party, the reconstituted, surviving or new entity shall be deemed as successor Administrative Agent pursuant to Clause 18.12 (a) hereof. This Agreement will continue to be effective against the other Finance Parties and the Company, and the other Finance Parties and the Company agree to be bound and continue to be bound by this Agreement notwithstanding such assignment or transfer.

24.5	Other conditions to assignment or transfer

(a)	Unless the Company and the Administrative Agent otherwise agree, a transfer of part of a Commitment or part of its rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of RMB10 million.

(b)	The Administrative Agent is not obliged to enter into a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all know your customer requirements to its satisfaction. The Administrative Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(c)	If the consent of the Company is required for any assignment or transfer (irrespective of whether it may be unreasonably withheld or not), the Administrative Agent is not obliged to enter into a Transfer Certificate if the Company withholds its consent.

(d)	Unless the Administrative Agent otherwise agrees, the New Lender must pay to the Administrative Agent for its own account, on or before the date any assignment or transfer occurs, a fee of RMB15,000.

(e)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

24.6	Procedure for assignment of rights

An assignment of rights will only be effective on receipt by the Administrative Agent of written confirmation from the New Lender (in form and substance satisfactory to the Administrative Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been the Existing Lender.

	(a)	In this Subclause:

Transfer Date means, in relation to a transfer, the later of:

		(i)	the proposed Transfer Date specified in that Transfer Certificate; and

		(ii)	the date on which the Administrative Agent executes that Transfer Certificate.

	(b)	A transfer of rights or obligations using a Transfer Certificate will be effective if:

		(i)	the Existing Lender and the New Lender deliver to the Administrative Agent a duly completed Transfer Certificate; and

		(ii)	the Administrative Agent enters into it.

	(c)	On the Transfer Date:

		(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

		(ii)	the Existing Lender will be released from those obligations and cease to have those rights; and

		(iii)	the New Lender will become a Lender under this Agreement and be bound by the terms of this Agreement as Lender.

	(d)	The Administrative Agent must enter into a Transfer Certificate delivered to it and which appears on its face to be in order as soon as reasonably practicable and, as soon as reasonably practicable after it has entered into a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

	(e)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Administrative Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

24.7	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

	(i)	the financial condition of an Obligor; or

	(ii)	the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

		(A)	any Finance Document or any other document;

		(B)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, or

		(C)	any observance by any Obligor of its obligations under any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

	(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

	(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

	(c)	Nothing in any Finance Document requires an Existing Lender to:

	(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

	(ii)	support any losses incurred by the New Lender by reason of the non-performance by either Obligor of its obligations under any Finance Document or otherwise.

24.8	Costs resulting from change of Lender or Facility Office

If:

	(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

	(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to pay a Tax Payment or an Increased Cost,

then the Company need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

25.	DISCLOSURE OF INFORMATION

(a)	Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

	(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

	(ii)	in connection with any legal or arbitration proceedings;

	(iii)	if required to do so under any law or regulation;

	(iv)	to a governmental, banking, taxation or other regulatory authority;

	(v)	to its professional advisers;

	(vi)	to any rating agency;

	(vii)	to the extent allowed under paragraph (b) below;

	(viii)	to the other Obligor; or

	(ix)	with the agreement of the Obligor.

(b)	A Finance Party may disclose to an Affiliate or any person (a third party) with (or through) whom that Finance Party enters into or may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

	(i)	a copy of any Finance Document; and

	(ii)	any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a third party may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c)	This Clause 25 supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

26.	SET-OFF

A Finance Party may set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off, subject to applicable PRC laws and any SAFE requirement.

27.	PRO RATA SHARING

27.1	Redistribution

If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:

	(a)	the recovering Finance Party must, within three Business Days, supply details of the recovery to the Administrative Agent;

	(b)	the Administrative Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Administrative Agent in accordance with this Agreement without taking account of any Tax which would be imposed on the Administrative Agent in relation to a recovery or distribution; and

(c) the recovering Finance Party must pay to the Administrative Agent an amount equal to the excess (the redistribution).

27.2	Effect of redistribution

(a)	The Administrative Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)	When the Administrative Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)	If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii) the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party, on the request of the Administrative Agent, must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

27.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b) it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i) the recovering Finance Party notified the Administrative Agent of those proceedings; and

(ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

28.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

29.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

30.	NOTICES

30.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post or fax.

(b)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

30.2	Contact details

(a)	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Administrative Agent on or before the date it becomes a Party.

(b)	The contact details of the Company for this purpose are:

	Address:	No. 158 Jin Qiu Road
Shanghai 201203
P.R.China
	Fax number:	+8621 50792710
	Attention:	K J Kim, General Manager

with a copy to:

	Address:	PKL
Daewoo Engineering, 5 FL
9-3 Sunae, Bundang, Seongnam
Kyunggi, 463-825, Korea
	Fax number:	+8231 738 0999
	Attention:	Jacob Kim

(c)	The contact details of the Administrative Agent for this purpose are:

	Address:	31F, HSBC Building
1000 Lujiazui Ring Road
Shanghai 200120
People’s Republic of China
	Fax number:	+8621 61602707
	Attention:	Christine Lin/Carol CZ Cai/Betty Wang

with a copy to:

	Address:	27/F, Chater House
8 Connaught Road
Central, Hong Kong
	Fax number:	+852 2836 9672
	Attention:	Sara Wong

(d)	The contact details of each Replacement Lender for this purpose are set out in Part 2 of Schedule 1.

(e)	Any Party may change its contact details by giving five Business Days’ notice to the Administrative Agent or (in the case of the Administrative Agent) to the other Parties.

(f)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

30.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

	(i)	if delivered in person, at the time of delivery;

	(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

	(iii)	if by fax, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Administrative Agent will only be effective on actual receipt by it.

30.4	Obligors

(a)	All communications under the Finance Documents (other than the Guarantee) to or from the Guarantor must be sent through the Company.

(b)	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the Guarantor.

(c)	Each Finance Party may assume that any communication made by the Company is made with the consent of the Guarantor.

31.	LANGUAGE

(a)	Any notice given in connection with a Finance Document must be in English.

(b)	Any other document provided in connection with a Finance Document must be:

(i) in English; or

(ii) (unless the Administrative Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

32.	GOVERNING LAW

This Agreement is governed by PRC law.

33.	ENFORCEMENT

33.1	Arbitration

(a)	Any dispute arising from or in connection with this Agreement, including any question regarding its existence, validity or termination, must be submitted to China International Economic and Trade Arbitration Commission (the Commission) for arbitration which must be conducted in accordance with the Commission’s Financial Disputes Arbitration Rules in effect at the time of applying for arbitration (for the purposes of this Subclause, the Rules). The arbitral award is final and binding upon all parties.

(b)	The Rules are incorporated by reference into this Subclause and capitalised terms used in this Subclause which are not otherwise defined in this Agreement, have the meaning given to them in the Rules.

(c)	The arbitral tribunal (the Tribunal) is to consist of three arbitrators. The Company and the Administrative Agent on behalf of the Lenders will each appoint one arbitrator within seven Business Days from the date of receipt of the Notice of Arbitration, failing which the Commission will make such appointment. The Commission will appoint the third arbitrator who will act as presiding arbitrator. The nationality of the presiding arbitrator must not be the same as the other two arbitrators appointed by the parties.

(d)	The seat, or legal place of arbitration, will be Shanghai. The language used in the arbitral proceedings will be English.

(e)	All arbitration costs (including legal fees and other related costs and taxes) will be borne by the unsuccessful party, unless otherwise determined by the Tribunal.

(f)	By agreeing to arbitration, the parties undertake to carry out any award immediately. The parties also waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made.

(g)	Unless the parties expressly agree in writing to the contrary, the parties undertake as a general principle to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain save as to the extent that disclosure may be required of a party by legal duty, to protect or to pursue a legal right or to enforce or challenge on award in bona fide legal proceedings before a state court or other judicial authority.

(h)	Where two or more disputes have been referred to arbitration, the Tribunal may, with the agreement of all parties to the dispute or upon the application of one of the parties, order that the whole or part of the matter or issue be consolidated or heard together upon such terms or conditions as the Tribunal thinks fit.

33.2	Waiver of immunity

The Company irrevocably and unconditionally:

	(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

	(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

	(c)	waives all rights of immunity in respect of it or its assets.

SCHEDULE 1

PART 1

REPLACEMENT LENDERS, LOANS AND COMMITMENTS

Facility	Aggregate Amount	Replacement	Amount of	Amount of Loans
	of Commitment and	Lender	Commitment	Retained/Assigned
	Loans		Retained/Assigned
Term Loan	RMB56,000,000

		JPMorgan Chase	RMB 16,800,000 – fully	RMB 16,800,000
		Bank (China)	funded
Company
Limited,
Shanghai Branch

		HSBC Bank	RMB 16,800,000 – fully	RMB 16,800,000
		(China)	funded
Company
Limited,
Shanghai Branch

		Citibank (China)	RMB 11,200,000 – fully	RMB 11,200,000
		Co., Ltd.	funded
Shanghai Branch

		Bank of America	RMB 11,200,000 – fully	RMB 11,200,000
		N.A. Shanghai	funded
Branch

Revolving	RMB130,000,000
Credit

		JPMorgan Chase	RMB 39,000,000 – fully	RMB 39,000,000
		Bank (China)	funded, subject to
		Company	Clauses 6.2 (Repayment
		Limited,	of Revolving Credit
		Shanghai Branch	Loans) & 7.6 (Re-
borrowing of Revolving
Credit Loans)

		HSBC Bank	RMB39,000,000 – fully	RMB 39,000,000
		(China)	funded, subject to
		Company	Clauses 6.2 (Repayment
		Limited,	of Revolving Credit
		Shanghai Branch	Loans) & 7.6 (Re-
borrowing of Revolving Credit Loans)

Facility	Aggregate Amount	Replacement	Amount of	Amount of Loans
	of Commitment and	Lender	Commitment	Retained/Assigned
	Loans		Retained/Assigned
		Citibank (China)	RMB 26,000,000 --	RMB 26,000,000
		Co., Ltd.	fully funded, subject to
		Shanghai Branch	Clauses 6.2 (Repayment
of Revolving Credit
Loans) & 7.6 (Re-
borrowing of Revolving
Credit Loans)

		Bank of America	RMB 26,000,000 --	RMB 26,000,000
		N.A. Shanghai	fully funded, subject to
		Branch	Clauses 6.2 (Repayment
of Revolving Credit
Loans) & 7.6 (Re-
borrowing of Revolving
Credit Loans)

SCHEDULE 1

PART 2

ADMINISTRATIVE DETAILS OF REPLACEMENT LENDERS

Name	Facility Office	Notice Address
JPMorgan Chase Bank	Shanghai	31F, HSBC Building
(China) Company		1000 Lujiazui Ring Road
Limited, Shanghai		Shanghai 200120, P.R. China
Branch		Attn: Christine Lin/Carol Cz Cai/Betty Wang
Fax: 86-21-6160-2707

27/F, Chater House
8 Connaught Road
Central, Hong Kong
Attn: Sara Wong
Fax: 852-2836-9672

Citibank (China) Co.,	Shanghai	34F Citigroup Tower, 33 Hua Yuan Shi Qiao Road
Ltd. Shanghai Branch		Shanghai, 200120 P.R. China
Attn: Zheng Jie
Tele. # 86-21-2896-6535
Fax: 86-21-5879-5936/8621-5879-5937

34F Citigroup Tower, 33 Hua Yuan Shi Qiao Road
Shanghai, 200120 P.R. China
Attn: Zhang Ling
Tele. # 86-21-2896-6130
Fax: 86-21-5879-1132

34F Citigroup Tower, 33 Hua Yuan Shi Qiao Road
Shanghai, 200120 P.R. China
Attn: Grace Zhou
Tele. # 86-21-2896-6504
Fax: 86-21-5879-5936/8621-5879-5937

34F Citigroup Tower, 33 Hua Yuan Shi Qiao Road,
Shanghai, 200120 P.R. China
Attn: Zhang Xun
Tele. # 86-21-2896-6193
Fax: 86-21-5879-1132

Bank of America N.A.	Shanghai	42/F IFC II Central Hong Kong
Shanghai Branch		Attn: Sandra Y.K. Wong
Tele. # 852-2847-5852
Fax: 852-2847-5886

Name	Facility Office	Notice Address
17/F AZIA Centre
No 1233 Lujiazui Ring Road
Shanghai 200120, P.R. China
Attn: Clara Wang
Tele. # 86-21-6160-8818
Fax: 86-21-6160-8955

17/F AZIA Centre
No 1233 Lujiazui Ring Road
Shanghai 200120, P.R. China
Attn: Jenny Xue
Tele. # 86-21-6160-8888
Fax: 86-21-616-8735

17/F AZIA Centre
No 1233 Lujiazui Ring Road
Shanghai 200120, P.R. China
Attn: Louis Meng
Tele. # 86-21-6160-8710
Fax: 86-21-6160-8735

HSBC Bank (China)	Shanghai	35th Floor, HSBC Tower
Company Limited,		1000 Lujiazui Ring Road, Pudong,
Shanghai Branch		Shanghai 200120, P.R. China
Attn: Chester Zhu
Tele. # 86-21-3888-1995
Fax: 86-21-6841-1435

35th Floor, HSBC Tower
1000 Lujiazui Ring Road, Pudong,
Shanghai 200120, P.R. China
Attn: Caprie Xue
Tele. # 86-21-3888-2373
Fax: 86-21-6841-0199

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

Obligors

1.	A copy of each of the following constitutional documents:

	(a)	in relation to the Company:

		(i)	a copy of the current business licence of the Company issued by the State Administration of Industry and Commerce of the PRC or its relevant local branch;

		(ii)	a copy of the approval certificate issued by the Ministry of Commerce of the PRC or its relevant local branch in respect of the Company;

		(iii)	the current foreign exchange registration certificate issued to the Company by SAFE or its relevant local branch;

		(iv)	the Articles of Association together with its amendments (if any);

		(v)	a copy of the approval issued by Ministry of Commerce of the PRC or its relevant local branch approving the establishment of the Company and its articles of association;

		(vi)	the capital contribution verification report issued by a qualified accounting firm or other person acceptable to the Administrative Agent certifying the paid-up registered capital of the Company;

		(vii)	a list of the directors of the Company; and

		(viii)	the current loan card issued to the Company by the PBOC or its relevant local branch; and

	(b)	in relation to the Guarantor, a copy of its:

		(i)	certificate of incorporation; and

		(ii)	its bylaws.

2.	A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, the Finance Documents.

3.	A Director’s/Secretary’s Certificate for each Obligor substantially in the form of Part 2 of this Schedule, including a specimen of the signature of each person authorised on behalf of that Obligor to sign the Finance Documents or any other document in connection with the Finance Documents.

Finance Documents

4.	An original of this Agreement and the Guarantee each duly executed by the parties to it.

Legal opinions

5.	A legal opinion of Fangda Partners, PRC law legal advisers to the Administrative Agent, addressed to the Finance Parties.

6.	Legal opinions from the Guarantor’s counsel in respect of United States federal law and the laws of the State of Connecticut, addressed to the Finance Parties; and legal opinions from the Administrative Agent’s counsel in respect of the laws of the State of New York, addressed to the Finance Parties.

Other documents and evidence

7.	A copy of the receipt for payment of all stamp duty in respect of this Agreement under PRC laws and regulations.

8.	Evidence that all fees and expenses then due and payable from the Company under the Finance Documents have been or will be paid by the first Utilisation Date.

9.	A copy of any other authorisation or other document, opinion or assurance, together with any necessary translations, which the Administrative Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

PART 2

FORM OF DIRECTOR’S/SECRETARY’S CERTIFICATE

To:      JPMorgan Chase Bank (China) Company Limited, Shanghai Branch as Administrative Agent

PHOTRONICS IMAGING TECHNOLOGIES (SHANGHAI) CO., LTD
RMB186,000,000 Amended and Restated Credit Agreement dated August 23, 2007 (the Agreement)

I refer to the Agreement. Terms defined in the Agreement have, unless defined in this certificate, the same meaning when used in this certificate.

I am [a director of Photronics Imaging Technologies (Shanghai) Co., Ltd. (the Company)][[Secretary] of Photronics, Inc. (the Guarantor)]. I am authorised to give this certificate and certify as follows:

1.

Each document delivered by the Company to the Administrative Agent in respect of the Company/Guarantor under Schedule 2 (Conditions precedent documents) to the Agreement (including the documents listed below and attached to this certificate) is true and complete in all material respects and is in full force and effect on the date of this certificate:

[include following for Company’s director certificate]

	(a)	the current business licence of the Company issued by the State Administration of Industry and Commerce of the PRC or its relevant local branch;

	(b)	the approval certificate issued by the Ministry of Commerce of the PRC or its relevant local branch in respect of the Company;

	(c)	the current foreign exchange registration certificate issued to the Company by SAFE or its relevant local branch;

	(d)	the Articles of Association of the Company, together with its amendments (if any);

	(e)	the approval issued by Ministry of Commerce of the PRC or its relevant local branch approving the establishment of the Company and its articles of association;

	(f)	the capital contribution verification report issued by a qualified accounting firm or other person acceptable to the Administrative Agent certifying the paid-up registered capital of the Company;

	(g)	a list of the directors of the Company;

	(h)	the current loan card issued to the Company by the PBOC or its relevant local branch; and

	(i)	the minutes of a meeting of the Board of Directors of the Company held on [ ].

[include following for Guarantor’s Secretary’s certificate]

	(a)	the certificate of registration of the Guarantor;

	(b)	the By-laws of the Guarantor; and

	(c)	the minutes of resolutions passed at a meeting of the Board of Directors of the Guarantor held on [ ].

Neither the entry into of the Finance Documents by the [Company/Guarantor], nor the exercise by it of its rights or performance of its obligations under the Finance Documents will breach any borrowing or other power or restriction binding on the [Company/Guarantor] under its articles of association.

2.	Each resolution adopted at the meeting referred to above is in full force and effect without modification.

3.	The resolutions constitute all corporate action necessary on the part of the [Company/Guarantor] to:

	(a)	approve the terms of and transactions contemplated by the Finance Documents; and

	(b)	authorise the signing of, any communications and/or other action under or in connection with, the Finance Documents.

4.	The following is a complete list of all persons who are directors of the [Company/Guarantor] as at the date of this Certificate and who were Directors on the date of the meeting referred to above.

[ ]

5.	Each person listed below:

	(a)	occupies the position stated against his name (and occupied that position on the date each Finance Document was signed by him);

	(b)	is the person duly authorised in the minutes to sign the Finance Documents (and any other document in connection with the Finance Documents) on behalf of the [Company/Guarantor]; and

	(c)	has his true signature appearing opposite his name.

Name	Position	Specimen Signature

6.	Unless disclosed to the Administrative Agent in writing, the [Company/Guarantor] has not created any Security Interests (other than Permitted Security Interests) which are subsisting at the date of this Certificate.

7.	Unless we notify you to the contrary in writing, you may assume that this Certificate remains true and correct.

8.	At the date of this certificate, the [Company/Guarantor] is solvent.

For

[      ]

[Director][Secretary]

SCHEDULE 3

FORM OF REQUEST

To:      JPMorgan Chase Bank (China) Company Limited, Shanghai Branch

From: [      ]

Date: [      ]

PHOTRONICS IMAGING TECHNOLOGIES (SHANGHAI) CO., LTD
RMB186,000,000 Amended and Restated Credit Agreement dated August 23, 2007 (the Agreement)

1.	We refer to the Agreement. This is a Request.

2.	We wish to borrow a [Term Loan/Revolving Credit Loan] on the following terms:

	(a)	Utilisation Date: [ ]

	(b)	Amount: RMB[ ]

	(c)	[Maturity Date: [ ].] [Include for a Revolving Credit Loan.]

3.	Our payment instructions are: [ ].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied. In particular, we confirm that, as at the date of this Request:

	(a)	the Repeating Representations are correct in all material respects; and

	(b)	no Default is outstanding or would result from the Loan.

5.	This Request is irrevocable.

By:

PHOTRONICS IMAGING TECHNOLOGIES (SHANGHAI) CO., LTD

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:      JPMorgan Chase Bank (China) Company Limited, Shanghai Branch, as Administrative Agent

From: [EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:  [      ]

Photronics Imaging Technologies (Shanghai) Co., Ltd. – RMB186,000,000 Amended and Restated Credit
Agreement
dated August 23, 2007 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [ ].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

6.	This Transfer Certificate is governed by PRC law.

SCHEDULE

to

TRANSFER CERTIFICATE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Administrative Agent as [      ].

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH

By:

Note: It is the responsibility of each New Lender to ascertain whether any other document or formality is required to perfect the transfer contemplated by this Transfer Certificate or to take the benefit of any interest in any security.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATORIES

Company

PHOTRONICS IMAGING TECHNOLOGIES (SHANGHAI) CO., LTD.

By:

Administrative Agent

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH

By:

Replacement Lenders

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH

By:

CITIBANK (CHINA) CO., LTD. SHANGHAI BRANCH

By:

BANK OF AMERICA N.A. SHANGHAI BRANCH

By:

HSBC BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH

By: